SUNSHINE FINANCIAL, INC. ANNOUNCES COMPLETION OF SUBSCRIPTION AND COMMUNITY OFFERING

MARCH 30, 2011, TALLAHASSEE, FL – Sunshine Financial, Inc., the proposed holding company for Sunshine Savings Bank, today announced that it has completed its subscription and community offering.  A total of 1,234,454 shares of common stock will be sold in the subscription and community offerings at a price of $10.00 per share.  All persons who subscribed will receive their full order.

Sunshine Financial, Inc. expects to consummate its stock offering on Tuesday, April 5, 2011, subject to the satisfaction of customary closing conditions, with its common stock to begin trading Wednesday, April 6, 2011 on the Over-the-Counter Bulletin Board (OTCBB).  A symbol has not yet been assigned.  The CUSIP number for Sunshine Financial, Inc. is 86782T109.

The Plan of Conversion and Reorganization was approved by members of Sunshine Savings MHC (depositors of Sunshine Savings Bank) at the special meeting held on March 25, 2011.

Keefe, Bruyette & Woods, Inc. acted as financial advisor to Sunshine Financial, Inc. in connection with the offering.  Silver, Freedman & Taff, L.L.P. served as legal counsel to Sunshine Financial, Inc.

This press release contains certain forward-looking statements about the conversion. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond our control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements, including the receipt of final regulatory approval.  Sunshine Financial, Inc.’s prospectus, dated February 11, 2011, describes some of these factors.  Forward-looking statements speak only as of the date they are made.  We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Sunshine Financial, Inc.
Louis O. Davis, Jr., President and Chief Executive Officer
Stock Information Center
877-860-2070